                                                                   EXHIBIT 99.1

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
                                  (UNAUDITED)

  The unaudited pro forma condensed combined financial statements presented below are derived from the historical consolidated financial statements of Qwest Communications International Inc. ("Qwest"), SuperNet, Inc. ("SuperNet"), Phoenix Network, Inc. ("Phoenix"), and LCI International Inc. ("LCI"). The unaudited pro forma condensed combined balance sheet as of December 31, 1997 gives pro forma effect to (i) the proposed acquisition by Qwest of all the issued and outstanding shares of capital stock of Phoenix as if the acquisition had occurred on December 31, 1997; (ii) the proposed acquisition by Qwest of all the issued and outstanding shares of capital stock of LCI as if the acquisition had occurred on December 31, 1997; and (iii) the issuance in January 1998 by Qwest of $450,505,000 aggregate principal amount at maturity of 8.29% Senior Discount Notes (the "8.29% Notes") as if the issuance had occurred as of December 31, 1997. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 gives pro forma effect to the acquisitions of SuperNet, Phoenix, and LCI as if such acquisitions had occurred on January 1, 1997.

  The unaudited pro forma condensed combined financial statements give effect to the acquisitions described above under the purchase method of accounting and are based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements presented on the following pages. The fair value of the consideration will be allocated to the assets and liabilities acquired based upon the fair values of such assets and liabilities at the date of each respective acquisition and may be revised for a period of up to one year. The preliminary estimates and assumptions as to the value of the assets of Phoenix and LCI to the combined company is based upon information available at the date of preparation of these unaudited pro forma condensed combined financial statements, and will be adjusted upon the final determination of such fair values. A final allocation of the purchase price to the Phoenix and LCI assets acquired and liabilities assumed is dependent upon analysis which has not progressed to a stage at which there is sufficient information to make such an allocation in these pro forma condensed combined financial statements. Qwest has undertaken a study to determine the allocation of the purchase price to the various assets acquired, including in-process research and development projects, and the liabilities assumed. To the extent that a portion of the purchase price is allocated to in-process research and development, a charge, which may be material to Qwest's results of operations, would be recognized in the period in which the proposed mergers occur.

  The unaudited pro forma condensed combined financial statements do not purport to represent what Qwest's results of operations or financial condition would have actually been or what operations would be if the transactions that give rise to the pro forma adjustments had occurred on the dates assumed. The unaudited pro forma condensed combined financial statements below should be read in conjunction with the historical consolidated financial statements and related notes thereto of Qwest, Phoenix, and LCI.

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               DECEMBER 31, 1997
                             (AMOUNTS IN MILLIONS)

                            HISTORICAL                      PRO FORMA   HISTORICAL                  PRO FORMA
                          ---------------  PRO FORMA        COMBINED,   ----------  PRO FORMA       COMBINED,
                          QWEST   PHOENIX ADJUSTMENTS     EXCLUDING LCI    LCI     ADJUSTMENTS    INCLUDING LCI
                          ------  ------- -----------     ------------- ---------- -----------    -------------
                                          (UNAUDITED)      (UNAUDITED)             (UNAUDITED)     (UNAUDITED)
         ASSETS
Current assets:
 Cash and cash
  equivalents...........  $  380   $--        299 (6),(7)    $  679       $  --                      $  679
 Other current assets...     344     12                         356          271         13 (10)        640
                          ------   ----       ---            ------       ------      -----          ------
  Total current assets..     724     12       299             1,035          271         13           1,319
Property and equipment,
 net....................     615      3                         618          671                      1,289
Excess of cost over net
 assets acquired, net...      21     18        22 (3)            61          359      4,202 (10)      4,622
Intangible and other
 long-term assets, net..      38      2         1 (7)            41           53        (33) (10)        61
                          ------   ----       ---            ------       ------      -----          ------
Total assets............  $1,398   $ 35       322            $1,755       $1,354      4,182          $7,291
                          ======   ====       ===            ======       ======      =====          ======
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities.....  $  315   $ 25         1 (2)        $  341       $  288        183 (10)     $  812
Long-term debt..........     630    --        300 (6)           930          413         11 (10)      1,354
Other liabilities.......      71    --          4 (2)            75          101                        176
                          ------   ----       ---            ------       ------      -----          ------
  Total liabilities.....   1,016     25       305             1,346          802        194           2,342
Stockholders' equity:
 Preferred stock........     --     --                          --           --                         --
 Common stock...........       2    --                            2            1          1 (10)          3
                                                                                         (1) (11)
 Additional paid-in
  capital...............     412     53        27 (2)           439          511      4,067 (10)      4,978
                                              (53) (4)                                  472 (10)
                                                                                       (511) (11)
 (Accumulated deficit)
  retained earnings.....     (32)   (43)       43 (4)           (32)          40        (40) (11)       (32)
                          ------   ----       ---            ------       ------      -----          ------
  Total stockholders'
   equity...............     382     10        17               409          552      3,988           4,949
Commitments and
 contingencies..........
                          ------   ----       ---            ------       ------      -----          ------
Total liabilities and
 stockholders' equity...  $1,398   $ 35       322            $1,755       $1,354      4,182          $7,291
                          ======   ====       ===            ======       ======      =====          ======

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     TWELVE MONTHS ENDED DECEMBER 31, 1997
              (AMOUNTS IN MILLIONS, EXCEPT PER SHARE INFORMATION)

                           HISTORICAL                  PRO FORMA   HISTORICAL                 PRO FORMA
                          --------------  PRO FORMA    COMBINED,   ----------  PRO FORMA      COMBINED,
                          QWEST  PHOENIX ADJUSTMENTS EXCLUDING LCI    LCI     ADJUSTMENTS   INCLUDING LCI
                          -----  ------- ----------- ------------- ---------- -----------   -------------
                                         (UNAUDITED)  (UNAUDITED)             (UNAUDITED)    (UNAUDITED)
Revenue:
 Communications
  services..............  $ 115   $ 77         6 (8)    $  198       $1,642                    $1,840
 Network construction
  services..............    581    --                      581          --                        581
                          -----   ----       ---        ------       ------       ---          ------
                            696     77         6           779        1,642                     2,421
                          -----   ----       ---        ------       ------       ---          ------
Operating expenses:
 Telecommunications
  services..............     91     57         3 (8)       151          986                     1,137
 Network construction
  services..............    397    --                      397          --                        397
 Selling, general and
  administrative........     91     30         2 (8)       123          417                       540
 Merger costs...........                                                 45       (45) (12)       --
 Growth share and stock
  option plans..........     73    --          1 (8)        74          --                         74
 Depreciation and
  amortization..........     20      4         2 (5)        30           96       103 (13)        229
                                               1 (8)
                                               3 (9)
                          -----   ----       ---        ------       ------       ---          ------
                            672     91        12           775        1,544        58           2,377
                          -----   ----       ---        ------       ------       ---          ------
Earnings (loss) from
 operations.............     24    (14)       (6)            4           98       (58)             44
Other (expense) income:
 Interest expense, net..     (7)    (1)                     (8)         (36)        1 (14)        (43)
 Other income, net......      7    --                        7          --                          7
                          -----   ----       ---        ------       ------       ---          ------
 Earnings (loss) before
  income tax benefit....     24    (15)       (6)            3           62       (57)              8
Income tax expense......      9    --                        9           31        12 (15)         52
                          -----   ----       ---        ------       ------       ---          ------
 Net earnings (loss)....  $  15   $(15)       (6)       $   (6)      $   31       (69)         $  (44)
                          =====   ====       ===        ======       ======       ===          ======
Earnings (loss) per
 share--basic...........  $0.08                         $(0.03)                                $(0.15)
                          =====                         ======                                 ======
Earnings (loss) per
 share--diluted.........  $0.07                         $(0.03)                                $(0.15)
                          =====                         ======                                 ======

   See accompanying notes to unaudited pro forma condensed combined financial statements.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
                                  (UNAUDITED)

 (1) In January 1998, Qwest and Phoenix entered into the Agreement and Plan of Merger (the "Phoenix Merger Agreement"). The terms of the Phoenix Merger Agreement call for each outstanding share of Phoenix common stock to be exchanged for shares of Qwest common stock having an aggregate market value equal to $28.5 million, reduced by certain adjustments and limitations to approximately $26.8 million, and future payments of $4.0 million. The proposed acquisition is subject to certain closing conditions that include approval by the stockholders of Phoenix.

   On March 8, 1998, Qwest and LCI entered into the Agreement and Plan of Merger (the "LCI Merger Agreement"). The terms of the LCI Merger Agreement call for each share of LCI common stock to be exchanged for shares of Qwest common stock. The actual number of shares of Qwest common stock to be exchanged for each LCI share will be determined by dividing $42.00 by a volume weighted average of trading prices for Qwest common stock for a specified 15-day period prior to the closing, but will not be less than
   1.0625 shares (if Qwest's average stock price exceeds $39.53) or more than
   1.5583 shares (if Qwest's average stock price is less than $26.95). If Qwest's average stock price is less than $26.95, LCI may terminate the merger unless Qwest then agrees to exchange for each share of LCI the number of Qwest shares determined by dividing $42.00 by such average price. The proposed acquisition is subject to certain closing conditions that include approval by the stockholders of LCI.

 (2) Represents the purchase by Qwest of Phoenix's outstanding capital stock and the incurrence of related transaction costs. Additional information regarding the aggregate purchase price is set forth below (amounts in millions):

    Aggregate value of stock consideration................................. $27
    Future payments........................................................   4
    Estimated direct costs of the acquisition..............................   1
                                                                            ---
    Aggregate purchase price to be allocated to net assets acquired........ $32
                                                                            ===

 (3) Represents the increase to Phoenix's intangible assets to reflect the preliminary allocation of the purchase price. For pro forma purposes, the intangible assets have been amortized over an assumed weighted average useful life of fifteen years. The actual purchase price allocation that will be made may differ from such assumptions, and the actual useful lives assigned to the intangible assets may differ from the assumed weighted average useful life used in preparing the pro forma condensed combined financial statements.

 (4) Represents the elimination of the historical equity of Phoenix.

 (5) Represents the amortization of intangible assets that results from the preliminary Phoenix purchase price allocation. Such amortization is calculated using an estimated weighted average useful life of 15 years. See note 3.

 (6) Represents the issuance in January 1998 by Qwest of 8.29% Senior Discount Notes (the "8.29% Notes"), yielding gross proceeds to Qwest of approximately $300 million. The 8.29% Notes will mature on February 1, 2008.

 (7) Represents debt issuance costs related to the 8.29% Notes.

 (8) On October 22, 1997, Qwest acquired from an unrelated third party all the outstanding shares of common stock, and common stock issued at the closing of the acquisition of SuperNet for $20.0 million in cash. The acquisition was accounted for using the purchase method of accounting, and the purchase price was allocated on that basis to the net assets acquired. The historical statement of operations of Qwest includes the operating results of SuperNet beginning October 22, 1997. This pro forma adjustment represents SuperNet's unaudited results of operations for the period January 1, 1997 to October 21, 1997.

 (9) Represents amortization for the period January 1, 1997 to October 21, 1997 of intangible assets that resulted from the SuperNet purchase price allocation, totaling approximately $19.2 million.

                               DECEMBER 31, 1997
                                  (UNAUDITED)


(10) Represents the purchase by Qwest of LCI's outstanding common stock, the assumption of certain liabilities, the incurrence of related transaction costs, and the initial allocation of the pro forma purchase price.

                                                                    (AMOUNTS
                                                                  IN MILLIONS)
    Aggregate value of stock consideration(a)....................    $4,068
    Value of LCI outstanding stock options, to be assumed by
     Qwest(b)....................................................       472
    Estimated direct costs of the acquisition....................        10
                                                                     ------
    Pro forma purchase price.....................................     4,550
    Net book value of net assets acquired........................       552
                                                                     ------
    Excess of purchase price over net assets acquired............    $3,998
                                                                     ======
    Allocation of excess of purchase price over net assets
     acquired:
      Other intangible assets(d).................................    $  (33)
      Goodwill (net of existing goodwill)(e).....................     4,202
      Debt premium(f)............................................       (11)
      Change in control payments(c)..............................       (38)
      Deferred federal income taxes(g)...........................        13
      Other merger costs and liabilities(h)......................      (135)
                                                                     ------
    Total........................................................    $3,998
                                                                     ======

   (a) Represents the estimated value of Qwest common stock issuable for the acquisition of the approximately 96.8 million shares of LCI common stock outstanding. Assuming an average trading price of $39.53, Qwest would issue approximately 102.9 million shares of common stock to acquire the LCI outstanding shares.

   (b) Represents the assumption by Qwest of the approximately 14.3 million stock options outstanding under LCI's stock option plans.

   (c) LCI has an agreement with an unrelated third-party sales agent (the "Sales Agent"), whereby the Sales Agent would receive a payment in the event of a change in control of LCI. The proposed acquisition of LCI by Qwest would constitute a change in control and trigger the change in control payment pursuant to this agreement.

   (d) Represents a reduction to certain other assets of LCI to reflect their fair value.

   (e) Represents the increase to LCI's intangible assets to reflect the preliminary allocation of the purchase price. For pro forma purposes, the intangible assets have been amortized over an assumed useful life of 40 years. The actual purchase price allocation that will be made may differ from such assumptions, and the actual useful lives assigned to the intangible assets may differ from the assumed useful life used in preparing the pro forma condensed combined financial statements. In addition, to the extent that a portion of the purchase price is allocated to in-process research and development, a charge which may be material to Qwest's results of operations, would be recognized in the period in which the Qwest/LCI merger occurs.

   (f) Represents the difference between the carrying value and the fair value of LCI's debt.

   (g) Represents net deferred income tax assets related to purchase accounting adjustments.

   (h) Represents estimated provisions for purchase commitments, duplicate facilities and equipment, severance costs, and LCI's costs related to the acquisition.

(11) Represents the elimination of the historical equity of LCI.

                               DECEMBER 31, 1997
                                  (UNAUDITED)


(12) Represents the reversal of merger costs recognized by LCI in the acquisition of US Long Distance.

(13) Represents the amortization of intangible assets that results from the preliminary LCI purchase price allocation, net of the reversal of amortization expense recognized on certain LCI intangible assets for which no purchase price has been assigned. Goodwill amortization is calculated using an estimated useful life of 40 years. See note 10.

(14) Represents the amortization of debt premium over the 10-year life of the underlying debt.

(15) Represents the assumed income tax effect of the pro forma adjustment relating to the reversal of LCI's historical merger costs and the amortization of debt premium.

(16) Transactions among Qwest, SuperNet, Phoenix, and LCI are not significant.